UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications  pursuant to Rule 425 under the Securities Act

☐               Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement  communications  pursuant  to Rule  14d-2(b) under the Exchange Act

☐               Pre-commencement  communications  pursuant  to Rule  13e-4(c) under the Exchange Act

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously announced, the board of directors of Monster Worldwide, Inc. (the “Company”) named William Pastore, the Company’s then current President and Chief Operating Officer, as its President and Chief Executive Officer and as a director.

In conjunction therewith, Mr. Pastore and the Company entered into an employment agreement dated November 20, 2006 (the “Agreement”).  The Agreement supersedes prior employment agreements between Mr. Pastore and the Company.  A copy of the Agreement is attached hereto as Exhibit 10.1.  Pursuant to the Agreement, Mr. Pastore shall be employed as President and Chief Executive Officer of the Company and shall receive (i) a base salary of $800,000 and (ii) the opportunity to earn annual performance based bonuses.  The Agreement has a one year term and thereafter shall be automatically renewed for successive one year periods unless prior written notice of nonrenewal is given by either party.  To the extent the Agreement is not renewed or Mr. Pastore is terminated without cause prior to the expiration of the term contained therein, Mr. Pastore shall be entitled to receive as severance two years’ base salary.  Mr. Pastore was also granted 100,000 shares of restricted stock, subject to the terms and conditions of a Stock Bonus Agreement, the form of which has been previously filed with the Securities and Exchange Commission.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

 (d)          Exhibits.

10.1         Employment Agreement dated November 20, 2006.

(All other items on this report are inapplicable.)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ CHARLES BAKER
Charles Baker
Chief Financial Officer

Dated: November 24, 2006